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PART 1                                       APPLICATION FOR VARIABLE LIFE INSURANCE
(Please Print)                FORTIS BENEFITS INSURANCE COMPANY, P. O. BOX 64582, ST. PAUL, MN 55164
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                                                      PERSONAL INFORMATION
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1. Primary Insured                                                7. Other Insured                             Relationship to
                                                                                                               Primary Insured
   John J. Doe                                                       Jane M. Doe                                    Spouse
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          Date of Birth  Height   Wt.  Birth-  Social                       Date of Birth  Height   Wt.  Birth-  Social
Sex  Age  Mo.  Day  Yr.  Ft. In.  Lb.  place   Security Number    Sex  Age  Mo.  Day  Yr.  Ft. In.  Lb.  place   Security Number

 M    41  12    4   57    6   2   225    MN    ###-##-####         F    38   2    13  60    5   7   130    WI    ###-##-####
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2. Residence Address                                              8. Residence Address (Same as Item 2 /X/)
      234 New Haven Rd.
      St. Paul, MN 55125
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3. Employer's Name and Address                                    9. Employer's Name and Address
      3M Center                                                          Target Stores
      St. Paul, MN  55125                                                Woodbury, MN  55125
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4. Occupation/ Duties                                             10. Occupation/ Duties
      Engineer                                                           Pharmacist

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5. Driver's License Number                                        11. Driver's License Number
      D333567                                                            D444567

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6. A. Daytime Phone Number                B. Home Phone Number    12. A. Daytime Phone Number               B. Home Phone Number
      (651) 738-0000                         (651) 736-1111              (651) 737-2222                        (651) 736-1111
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13. Others To Be Insured Under CHILD INSURANCE RIDER (CIR) OR ADDITIONAL INSURANCE RIDER (AIR)
    NOTE: Only children, step-children and/or adopted children under age 15 are eligible to apply for CIR

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                                         Coverage                 Date of Birth  Height   Wt.  Birth-
    Name                                 CIR  AIR       Sex  Age  Mo.  Day  Yr.  Ft. In.  Lb.  place   Social Security Number
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 Judy L. Doe                             /X/  / /        F    1    7    18  97    2   2   22     MN    ###-##-####
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                                         / /  / /
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                                         / /  / /
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                                         / /  / /
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                                         / /  / /
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                                         / /  / /
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                                                        POLICY INFORMATION
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14. Face Amount  $100,000                                         20. Allocation of Net Premium (Whole % Only)
                --------------------------------------                  STOCK INVESTMENTS                % L. Small Cap Value
15. Plan of Insurance                                                                                ----
                      --------------------------------                % A. Asset Allocation              % M. Aggressive Growth
16. Planned Annual Premium                                        ----                               ----
                           ---------------------------                % B. Global Asset Allocation       %
17. Death Benefit Option  /X/ A (level)  / / B (increasing)       ----                               ----  ---------------------
18. Riders                                                            % C. Value                           BOND INVESTMENTS
    /X/ Cost of Living Adjustment                                 ----
    / / Primary Insured Rider    $                                    % D. Growth & Income               % N. General Account
                                   -------------------            ----                               ----
    / / Primary Insured Rider    $                                    % E. S&P 500 Index                 % O. Money Market
                                   -------------------            ----                               ----
    / / Additional Insured Rider $                                 50 % F. Blue Chip Stock               % P. U. S. Government
                                   -------------------            ----                               ----
    /X/ Child Insurance Rider    $ 15,000                             % G. Large Cap Growth              % Q. Diversified Income
                                   -------------------            ----                               ----
        Waiver (choose only one)                                      % H. Global Growth                 % R. Global Bond
        / / Waiver of Selected Amount $                           ----                               ----
                                       ---------------                % I. Mid Cap Stock                 % S. High Yield
        /X/ Waiver of Monthly Deductions                          ----                               ----
        Guaranteed Death Benefit (choose one)                      50 % J. Growth Stock                  %
        / / 5 year (no charge)   / / to age 65   / / to age 85    ----                               ----
            If left blank, we will apply 5 year                       % K. International Stock           %
    / / Other                                                     ----                               ---- ----------------------
             -----------------------------------------                          COMBINED ALLOCATIONS MUST TOTAL 100%
    / / Other                                                     --------------------------------------------------------------
             -----------------------------------------            21. A. Mode of Payment
-----------------------------------------------------------------        / / Annual   / / Semi-Annual   /X/ Quarterly
19. Requested Effective Date or Any Additional Requests:                 / / Monthly Bank Draft         / / Special Billing
                                                                      B. Send Billing and mail to address in question number:
                                                                         (Check One) /X/ 2   / / 3   / / 8   / / 9   / / 23. B
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                                                            BENEFICIARY
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NOTE: If the beneficiary is a Trust, please indicate the date it was established and give its complete name.
22. A. Primary Beneficiary      Relationship     Tax ID#          B. Contingent Beneficiary        Relationship      Tax ID#
       Jane M. Doe              Spouse           ###-##-####         Judy L. Doe                   Child             ###-##-####

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                                                            POLICY OWNER
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23. A. Name of Owner (If other than Primary Insured)              C. Social Security Number
                                                                  ------------------------------------------------------------------
                                                                  D. Relationship to Proposed Insured(s)
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    B. Address                                                    E. Daytime Phone Number           F. Home Phone Number
                                                                  (   )                             (   )
                                                                       ---------------------------       ---------------------------
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                                                 LIFE INSURANCE IN FORCE AND PENDING
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24. Life Insurance in Force (If none, state "NONE")               Type: P=Personal, B=Business, G=Group
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                         Covering               Policy                                            Year               To Be
Company                   Insured              Number(s)          Type           Amount          Issued             Replaced?
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                                                                                                                     YES     NO
25. Is this life insurance applied for to replace or change insurance in this or any other company?                  / /     /X/
      If YES, submit a Client Replacement Disclosure Letter (F.99134)
      Submit State Replacement forms where required
26. Is any life insurance now pending elsewhere?                                                                     / /     /X/
      If YES, Explain
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                                                     TOBACCO AND/OR NICOTINE USE
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                                                                                                                     YES     NO
27. A. Has any proposed insured smoked cigarettes within the last 12 months?                                         / /     /X/
    B. If Yes, list name of proposed insured(s)
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28. A. At any time in the last 12 months has any proposed insured used any other form of tobacco or
       nicotine product?                                                                                             / /     /X/
    B. If Yes, list name of proposed insured(s) and type(s) of tobacco or nicotine used
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                                                       GENERAL RISK INFORMATION
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29. Has any proposed insured: (Give details to Yes answers in space provided)                                        YES     NO

    A. flown or plan to fly as a pilot or crew member? (If Yes, complete attached aviation supplement)               / /     /X/
    B. done any land or water vehicle competition or racing, sky diving, underwater diving or rock
       climbing? (If Yes, complete attached avocation supplement)                                                    / /     /X/
    C. any plans to travel or live outside of the U. S.?                                                             / /     /X/
    D. been released from the military for medical reasons?                                                          / /     /X/
    E. had any life insurance declined, postponed, or had extra premium added?                                       / /     /X/
    F. received payment for disability, illness or injury?                                                           / /     /X/
    G. been convicted of a moving violation or had driver's license suspended or revoked in the past
       5 years?                                                                                                      / /     /X/
    H. been convicted of a felony or misdemeanor?                                                                    / /     /X/

    DETAILS TO YES ANSWERS:
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PART 2    COMPLETE FOR ALL PERSONS APPLYING FOR COVERAGE

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                                           QUESTIONS FOR TEMPORARY INSURANCE AGREEMENT
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                                             NOT AVAILABLE TO APPLICANTS OVER AGE 65
                                       COMPLETE ONLY IF PREMIUM IS COLLECTED (SEE RECEIPT)

NOTE: GIVE DETAILS TO YES ANSWERS IN SPACE PROVIDED
                                                                                                                     YES     NO
30. Has any proposed insured:
    A. Within the past 90 days, been admitted to a hospital or other medical facility, been advised to be            / /     /X/
       admitted or had surgery performed or recommended?
    B. Within the past 12 consecutive months, been absent from work a total of 10 working days or more               / /     /X/
       for health reasons?
    C. Within the past 2 years had or been treated for heart disease, stroke, cancer, or had such treatment          / /     /X/
       recommended by a physician or other medical practitioner?

    DETAILS TO YES ANSWERS:
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    If any of the above questions are answered YES or left blank, for any insureds, DO NOT collect premium; NO COVERAGE will take effect under this agreement if 30A, B or C are answered Yes or left blank.

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                                                        MEDICAL QUESTIONS
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NOTE: GIVE DETAILS TO ALL YES ANSWERS IN SPACE PROVIDED UNDER #37                                                    YES     NO

31. Does any proposed insured take any prescription or non-prescription medications or drugs?                       / /     /X/

32. During the past 10 years, has any proposed insured been diagnosed or treated or received advice for:
    A. chest pain, heart disease, heart attack, heart murmur, palpitations, angina, stroke, high blood
       pressure, or any other circulatory disorder?                                                                  / /     /X/
    B. ulcer, colitis, hepatitis, disorder of liver, stomach or intestines?                                          / /     /X/
    C. kidney, bladder, prostate, or other urinary disorder, or reproductive organs?                                 / /     /X/
    D. emphysema, tuberculosis, asthma, sleep apnea, lung or respiratory disorder?                                   / /     /X/
    E. cancer, tumor, growth, arthritis, disorder, of muscle or skin?                                                / /     /X/
    F. diabetes, disorder of thyroid, endocrine glands, or sugar in urine?                                           / /     /X/
    G. anemia or other disorder of blood or blood vessels?                                                           / /     /X/
    H. anxiety or depression, epilepsy, paralysis, suicide attempt, nervous or brain disorder, Alzheimer's
       or any other senility disorder?                                                                               / /     /X/
    I. any disorder of eyes, ears, amputation or joint disorder?                                                     / /     /X/
    J. alcohol or drug use or abuse; received counseling or treatment recommended; or joined any
       organization for alcohol or drug use or abuse?                                                                / /     /X/
    K. tried or used cocaine, heroin, marijuana, or any other illegal, restricted or controlled substance?           / /     /X/
    L. unexplained weight loss, recurrent fever, or chronic fatigue or diarrhea?                                     / /     /X/
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33. During the past 10 years, has any proposed insured:                                                              YES     NO

    A. had or been told he or she had Acquired Immune Deficiency Syndrome ("AIDS"), AIDS
       Related Complex (" ARC"), or AIDS related conditions?                                                         / /     /X/
    B. received treatment in connection with any of the categories named in (A)?                                     / /     /X/
    C. tested positive for antibodies to AIDS (Human T-cell Lymphotropic, HIV) Virus?                               / /     /X/

34. Within the past 5 years, has any proposed insured:

    A. had a physical examination, electrocardiogram, x-ray, blood test, or diagnostic test?                        / /     /X/
    B. had or been advised to have surgery?                                                                          / /     /X/
    C. been treated or seen at a hospital or emergency care facility?                                                / /     /X/
    D. had any medical treatment or health impairment not mentioned above?                                           / /     /X/

35. Does any proposed insured have a family history of death due to cancer, diabetes, or
    cardiovascular impairment prior to age 60 in any natural parent or sibling?                                      / /     /X/

36. Name and address or personal physician for: (if none, check "None")                                              YES     NO

    A. Primary Insured        / / None           B. Other Insured        / / None        C. Children Insured        / / None
       Dr. Hammond                                  Dr. Hammond                             Dr. Sweet

       Date last seen: 1-23-98                      Date last seen: 1-25-98                 Date last seen: 10-25-98
       Reason: Physical                             Reason: Physical                        Reason: Possible ear infection

       Results: Good                                Results: Good                           Results: Negative

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37. DETAILS OF YES ANSWERS IN QUESTIONS 31-35. Include details such as nature of illness or injury;
    number of attacks; duration; severity; treatment results; residual effects; name and address of doctors, hospital, or clinic involved. Use next page if additional space is required.

    Question       Name of Person to         Date of      Name and address of        Explanation
    Number         Whom Answers Apply        History      Doctor or Health
                                                           Care Facility
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ADDITIONAL DETAILS FROM APPLICATION PART 2




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38. Home Office Corrections and Additions: This space will not be used when such use is not allowed by state statutes or insurance department regulations.


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Changes or corrections made by the Company and noted in Item 38 are ratified by the owner upon acceptance of a contract containing this application with the noted changes or corrections. In those states where written consent is required by statute or State Insurance Department regulation, (including Maryland) amendment as to plan, amount, classification or benefits will be made only with the owner's written consent.
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TELEPHONE TRANSFER AUTHORIZATION
  /X/ Check this box to authorize telephone transfer by owner(s) or registered representative.
  / / Check this box to authorize telephone transfer by owner(s) only.
The owner(s) and/or registered representative may transfer by telephone amount investment choices. I have read the telephone transfer authorization terms in the prospectus and elect telephone transfers.
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REPRESENTATIONS: To the best of my knowledge and belief, the statements and answers in this application are full, complete and true. I acknowledge that this application, along with any examination supplement or amendment make up the entire application and will be the basis of and become part of any policy issued. I acknowledge that except as may be provided by the terms of the
Temporary Insurance Agreement, the insurance applied for will not become effective unless (1) the first full modal premium has been paid and (2) the policy has been issued and delivered to the owner while to the best of his or her knowledge the health of the insured(s) remains as described in this application. I have read and received the NOTICE OF INFORMATION PRACTICES.

I BELIEVE THAT A FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY IS CONSISTENT WITH MY INVESTMENT OBJECTIVES AND FINANCIAL NEEDS.

I UNDERSTAND THAT THE DEATH BENEFIT FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE
OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE POLICY AND ON THE DEATH BENEFIT OPTION CHOSEN. I HAVE RECEIVED
THE CURRENT PROSPECTUS FOR FLEXIBLE PREMIUM VARIABLE LIFE. I AM AWARE THAT THE PROSPECTUS INCLUDES A DISCLOSURE ON
THE ACCELERATED BENEFIT RIDER INCLUDED IN THIS POLICY.

I UNDERSTAND THAT THE SURRENDER VALUE FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY
INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE POLICY AND IS NOT GUARANTEED AS TO FIXED DOLLAR
AMOUNT. THERE IS NO GUARANTEED MINIMUM SURRENDER VALUE IN THE SEPARATE ACCOUNT. THE DEATH BENEFIT WILL NEVER BE
LESS THAN THE FACE AMOUNT OF THE POLICY.

AUTHORIZATION TO RELEASE INFORMATION:   For underwriting and claim purposes I give my permission to:

Any physician or other medical practitioner, hospital, clinic, insurance company, consumer reporting agency, MIB, Inc., or any other organization to give Fortis Benefits or its reinsurers ALL INFORMATION on my behalf including findings on medical care, alcohol or drug abuse information, psychiatic or psychological care or examination, or surgery, as they apply to me or any of my children who are to be insured.

I give my permission to Fortis Benefits or its reinsurers, to:
   (1) Release any information to the MIB, Inc., and to other life insurance companies I may come in contact with.
   (2) Obtain an investigative consumer report on me. (By checking this box, / /, I request a personal interview by the consumer reporting agency.) I know that I am entitled to a copy of this consumer report.
   (3) Obtain personal history information on me.
   (4) Obtain medical history information from my attending physician, clinic or hospital.

So that I can receive information on other insurance or investment products and services that may be of interest to me, you may provide information about me to your affiliates. (By checking this box, / /, I do not want this information disclosed.)

I know that I have a right to a copy of this authorization. A photocopy will be as valid as the original. This authorization will be valid for two and one half years from the date shown below.

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   THE UNDERSIGNED APPLICANT(S) AND AGENT CERTIFY THAT THE APPLICANT(S) HAS READ, OR HAD READ TO, THE COMPLETED APPLICATION AND
   THAT THEY REALIZE THAT ANY FALSE STATEMENT OR MISREPRESENTATION THEREIN MAY RESULT IN LOSS OF COVERAGE UNDER THE APPLIED FOR
   POLICY.

Dated   11-6-98                                        City   St. Paul                                  State   MN
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                                                                  X  /s/ John J. Doe
Agent: Does this insurance replace any life insurance or annuity    --------------------------------------------------------------
       in this or any other company? / / Yes   /X/ No                         Signature of Primary Insured (over Age 15)

X  /s/ Joe Green                                          234567  X  /s/ Jane M. Doe
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  Agent (Licensed agent must sign where required by law)  Agent#             Signature of Other Insured(s) (if applicable)
                                                                  X
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                                                                           Signature of Owner (if other than primary insured)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
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